UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 13, 2017
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street	77 Beale Street
P.O. Box 770000	P.O. Box 770000
San Francisco, California 94177	San Francisco, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant's telephone number, including area code)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01	Other Events.

       California Public Utilities Commission’s (“CPUC”) Cost of Capital Decision

On July 13, 2017, the CPUC voted out a final decision in the cost of capital proceeding for Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, Southern California Edison Company, San Diego Gas & Electric Company, and Southern California Gas Company (collectively, the “Investor-Owned Utilities”).  The CPUC adopted, with no modifications, the revised proposed decision issued by the two assigned Administrative Law Judges on July 12, 2017, granting in full the joint petition for modification (the “PFM”) that the Investor-Owned Utilities, the CPUC’s Office of Ratepayer Advocates, and The Utility Reform Network submitted to the CPUC on February 7, 2017.

As requested in the PFM, the final decision extends the Investor-Owned Utilities’ next cost of capital application filing deadline by two years to April 22, 2019, for the year 2020.

The final decision also:

−	reduces the Utility’s authorized return on equity from 10.40% to 10.25%, effective January 1, 2018;

−
resets the Utility’s authorized cost of long-term debt and preferred stock effective January 1, 2018.  (The long-term debt cost reset will reflect actual embedded costs as of the end of August 2017 and forecasted interest rates for the new long-term debt scheduled to be issued for the remainder of 2017 and all of 2018.);

−	suspends the cost of capital adjustment mechanism to adjust cost of capital for 2018, but allows the adjustment mechanism to operate for 2019 if triggered; and

−	maintains the Utility’s current capital structure of 52% common equity, 47% long-term debt, and 1% preferred equity.

The final decision also leaves the proceeding open to facilitate gathering of information to inform the next cost of capital proceeding, as well as to provide a possible venue in which to consider whether the Utility’s return on equity should be reduced until any recommendations by NorthStar Consulting Group that the CPUC may adopt in the second phase of its safety culture investigation (the “Safety Culture OII”) are implemented, as described in the assigned Commissioner’s May 8, 2017 Scoping Memo and Ruling issued in the Safety Culture OII.

The Utility expects to submit to the CPUC in September 2017 its updated cost of capital and corresponding revenue requirement impacts resulting from the adopted PFM with an effective date of January 1, 2018.  As previously disclosed, while the actual changes to the Utility’s revenue requirement will not be known until the above-mentioned filing is submitted and the actual cost of debt through August 2017 and the forecasted cost through 2018 are quantified in the third quarter of 2017, the Utility estimates that its annual revenue requirement will be reduced by approximately $100 million, beginning in 2018.  These estimates are based on current and forecasted market interest rates.  Changes in market interest rates can have material effects on the cost of the Utility’s future financings and consequently on the estimated change in annual revenue requirements.

For more information about the Utility’s cost of capital proceeding and the adjustment mechanism, see PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2016 and their joint Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Forward-Looking Statements

This report contains forward-looking statements regarding the estimated changes in the Utility’s annual revenue requirement beginning in 2018 that are based on current expectations and assumptions, including current and forecasted market interest rates, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties.  In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2016, and their joint Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

		By:	/s/ DAVID S. THOMASON
Dated:	July 13, 2017		DAVID S. THOMASON
Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

		By:	/s/ LINDA Y.H. CHENG
Dated:	July 13, 2017		LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary